                                                                    EXHIBIT 99.2

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Shareholders of Innovative Tech Systems, Inc.:

    In our opinion, the accompanying consolidated balance sheet and the related statements of operations, of changes in shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Innovative Tech Systems, Inc. and its subsidiaries as of January 31, 1998 and 1997, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Philadelphia, Pennsylvania
April 27, 1998

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Stockholders of Innovative Tech Systems, Inc.:

    We have audited the accompanying statements of operations, changes in shareholders' equity and cash flows of Innovative Tech Systems, Inc. for the year ended January 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Innovative Tech Systems, Inc. for the year ended January 31, 1996, in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND, L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
April 2, 1996

                         INNOVATIVE TECH SYSTEMS, INC.
                          CONSOLIDATED BALANCE SHEETS

                                                                              JANUARY 31,
                                                                      ----------------------------
                                                                          1997           1998
                                                                      -------------  -------------    APRIL 30,
                                                                                                        1998
                                                                                                    -------------
                                                                                                     (UNAUDITED)
                                              ASSETS
Current assets:
  Cash and cash equivalents.........................................  $   1,787,561  $   3,438,319  $   1,948,254
  Accounts receivable, net..........................................      3,514,541      4,349,702      5,897,735
  Inventory.........................................................        264,205        314,320        231,638
  Officer advance...................................................         89,307         85,727         92,957
  Deferred taxes....................................................             --        152,000        152,000
  Other current assets..............................................         99,006        195,829        361,309
                                                                      -------------  -------------  -------------
    Total current assets............................................      5,754,620      8,535,897      8,683,893
Property and equipment, net.........................................        884,801      1,340,463      1,622,989
Computer software, net of accumulated amortization of $591,434 and
  $1,053,498 at January 31, 1997 and 1998, respectively, and
  $1,183,931 at April 30, 1998 (unaudited)..........................      1,049,253      1,138,876      1,211,688
Other assets........................................................         77,637         85,350        158,451
                                                                      -------------  -------------  -------------
    Total assets....................................................  $   7,766,311  $  11,100,586  $  11,677,021
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

                               LIABILITIES AND SHAREHOLDERS EQUITY

Current liabilities:
  Current portion of long-term debt.................................  $      42,857  $     155,000  $     155,000
  Accounts payable..................................................        713,751        745,005      1,063,604
  Accrued liabilities...............................................        128,656        248,477        298,384
  Accrued income taxes..............................................             --        217,000        309,556
  Accrued payroll and related costs.................................        118,526        479,746        385,267
  Deferred revenue..................................................        651,232      1,749,970      1,655,131
                                                                      -------------  -------------  -------------
      Total current liabilities.....................................      1,655,022      3,595,198      3,866,942
Long-term debt......................................................        257,143        620,000        581,250
                                                                      -------------  -------------  -------------
      Total liabilities.............................................      1,912,165      4,215,198      4,448,192
                                                                      -------------  -------------  -------------
Commitments and contingent liabilities
Shareholders' equity:
  Senior preferred stock, par value $.001; authorized 200,000,000 shares; issued and outstanding -0- shares as of January 31, 1997
    and 1998, respectively and as of April 30, 1998.................             --             --             --
  Common stock, par value $.0185; authorized 100,000,000 shares;
    issued and outstanding 10,888,456 shares as of January 31, 1997
    and 1998, respectively, and 11,343,373 as of April 30, 1998.....        201,436        201,436        209,686
  Additional paid-in capital........................................      7,290,038      7,410,038      8,011,587
  Warrants..........................................................        851,500      1,640,766      1,178,269
  Accumulated deficit...............................................     (2,488,828)    (2,366,852)    (2,170,713)
                                                                      -------------  -------------  -------------
      Total shareholders' equity....................................      5,854,146      6,885,388      7,228,829
                                                                      -------------  -------------  -------------
      Total liabilities and shareholders' equity....................  $   7,766,311  $  11,100,586  $  11,677,021
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

    The accompanying notes are an integral part of the financial statements.

                         INNOVATIVE TECH SYSTEMS, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                             FOR THE YEARS ENDED JANUARY 31,
                                       -------------------------------------------
                                           1996           1997           1998
                                       -------------  -------------  -------------      FOR THE THREE MONTHS
                                                                                          ENDED APRIL 30,
                                                                                    ----------------------------
                                                                                        1997           1998
                                                                                    -------------  -------------
                                                                                     (UNAUDITED)    (UNAUDITED)
Revenues:
  Software...........................  $   1,459,671  $   3,599,002  $   8,101,028  $   1,424,993  $   1,496,992
  Hardware...........................         16,493      1,171,439      2,280,103        735,611      1,283,070
  Services and support...............      1,308,801      4,133,241      4,701,611      1,059,635      1,802,406
                                       -------------  -------------  -------------  -------------  -------------
    Total revenues...................      2,784,965      8,903,682     15,082,742      3,220,239      4,582,468
                                       -------------  -------------  -------------  -------------  -------------

Cost of revenues:
  Software...........................        154,516        442,776        512,020        165,958        149,592
  Hardware...........................         10,429        747,790      1,311,003        448,325        678,916
  Services and support...............        836,212      1,930,862      2,472,511        472,575        393,789
                                       -------------  -------------  -------------  -------------  -------------
    Total cost of revenues...........      1,001,157      3,121,428      4,295,534      1,086,858      1,222,297
                                       -------------  -------------  -------------  -------------  -------------

Gross margin.........................      1,783,808      5,782,254     10,787,208      2,133,381      3,360,171

Operating expenses:
  Selling, general and
    administrative...................      2,585,587      4,963,942      8,730,088      1,786,286      2,576,899
  Research and development...........        424,415        793,970      1,105,013        281,777        500,984
  Write-off of in-process research
    and development..................             --        485,000             --             --             --
                                       -------------  -------------  -------------  -------------  -------------
    Total operating expenses.........      3,010,002      6,242,912      9,835,101      2,068,063      3,077,883
                                       -------------  -------------  -------------  -------------  -------------

Income (loss) from operations........     (1,226,194)      (460,658)       952,107         65,318        282,288
  Interest income....................        368,020         99,073         56,363         18,739         22,218
  Interest expense...................             --         (2,598)       (32,228)        (9,012)       (11,761)
                                       -------------  -------------  -------------  -------------  -------------

Income (loss) before income taxes....       (858,174)      (364,183)       976,242         75,045        292,745
Provision for income taxes...........             --             --         65,000             --         96,606
                                       -------------  -------------  -------------  -------------  -------------
Net income (loss)....................  $    (858,174) $    (364,183) $     911,242  $      75,045  $     196,139
                                       -------------  -------------  -------------  -------------  -------------
                                       -------------  -------------  -------------  -------------  -------------

Basic per share data:
  Basic earnings per share...........  $       (0.08) $       (0.03) $        0.08  $        0.01  $        0.02
  Weighted average common stock
    outstanding......................     10,227,837     10,569,089     10,888,456     10,888,456     11,078,963

Diluted per share data:
  Diluted earnings per share.........  $       (0.08) $       (0.03) $        0.08  $        0.01  $        0.01
  Weighted average common stock and
    securities outstanding...........     10,227,837     10,569,089     11,583,382     10,938,613     13,686,693

    The accompanying notes are an integral part of the financial statements.

                         INNOVATIVE TECH SYSTEMS, INC.
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
 FOR THE YEARS ENDED JANUARY 31, 1996, 1997 AND 1998 AND THE THREE MONTHS ENDED
                                 APRIL 30, 1998

                                SENIOR PREFERRED
                                     STOCK              COMMON STOCK      ADDITIONAL
                              --------------------  --------------------    PAID-IN                  NOTES     ACCUMULATED
                               SHARES     AMOUNT     SHARES     AMOUNT      CAPITAL    WARRANTS   RECEIVABLE     DEFICIT
                              ---------  ---------  ---------  ---------  -----------  ---------  -----------  ------------
Balance, January 31, 1995...                        3,409,279     63,071   $6,601,645  $ 790,750   $(100,000)   $(1,266,471)
Repayment of notes
  receivable................                                                                         100,000
Stock split.................                        6,818,558    126,144    (126,144)
Warrant conversion..........                                                              59,400
Net loss....................                                                                                      (858,174)
                              ---------  ---------  ---------  ---------  -----------  ---------  -----------  ------------
Balance, January 31, 1996...         --         --  10,227,837   189,215   6,475,501     850,150          --    (2,124,645)
Warrant conversion..........                                                               1,350
Acquisition of Facility
  Management Services,
  Inc.......................                          645,619     11,944     789,764
Stock options exercised.....                           15,000        277      24,773
Net loss....................                                                                                      (364,183)
                              ---------  ---------  ---------  ---------  -----------  ---------  -----------  ------------
Balance, January 31, 1997...         --         --  10,888,456   201,436   7,290,038     851,500          --    (2,488,828)
Reverse split of warrants...                                                             789,266                  (789,266)
Stock-based compensation....                                                 120,000
Net income..................                                                                                       911,242
                              ---------  ---------  ---------  ---------  -----------  ---------  -----------  ------------
Balance, January 31, 1998...         --         --  10,888,456   201,436   7,410,038   1,640,766   $      --    $(2,366,852)
Warrant conversion
  (unaudited)...............                          375,251      6,942     485,574    (462,497)
Stock options exercised
  (unaudited)...............                           70,666      1,308     115,975
Net income (unaudited)......                                                                                       196,139
                              ---------  ---------  ---------  ---------  -----------  ---------  -----------  ------------
Balance, April 30, 1998
  (unaudited)...............         --  $      --  11,343,373 $ 209,686   $8,011,587  $1,178,269         --    $(2,170,713)
                              ---------  ---------  ---------  ---------  -----------  ---------  -----------  ------------
                              ---------  ---------  ---------  ---------  -----------  ---------  -----------  ------------


                                  TOTAL
                              SHAREHOLDERS'
                                 EQUITY
                              -------------
Balance, January 31, 1995...   $ 6,088,995
Repayment of notes
  receivable................       100,000
Stock split.................
Warrant conversion..........        59,400
Net loss....................      (858,174)
                              -------------
Balance, January 31, 1996...     5,390,221
Warrant conversion..........         1,350
Acquisition of Facility
  Management Services,
  Inc.......................       801,708
Stock options exercised.....        25,050
Net loss....................      (364,183)
                              -------------
Balance, January 31, 1997...     5,854,146
Reverse split of warrants...            --
Stock-based compensation....       120,000
Net income..................       911,242
                              -------------
Balance, January 31, 1998...   $ 6,885,388
Warrant conversion
  (unaudited)...............        30,019
Stock options exercised
  (unaudited)...............       117,283
Net income (unaudited)......       196,139
                              -------------
Balance, April 30, 1998
  (unaudited)...............   $ 7,228,829
                              -------------
                              -------------

    The accompanying notes are an integral part of the financial statements

                         INNOVATIVE TECH SYSTEMS, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 FOR THE YEARS ENDED JANUARY 31,     FOR THE THREE MONTHS
                                                                ---------------------------------      ENDED APRIL 30,
                                                                   1996        1997       1998     ------------------------
                                                                ----------  ----------  ---------     1997         1998
                                                                                                   -----------  -----------
                                                                                                   (UNAUDITED)  (UNAUDITED)
Cash flows from operating activities:
  Net income (loss)...........................................  $ (858,174) $ (364,183) $ 911,242   $  75,045    $ 196,139
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Depreciation and amortization.............................     208,348     458,227    745,407     157,139      232,803
    Write-off of in-process research and development..........          --     485,000         --       8,562           --
    Loss on disposal of equipment.............................         764          52     12,420          --           --
    Stock-based compensation..................................          --          --    120,000          --           --
    Bad debt expense..........................................       5,000      35,366    223,069          --           --
  Changes in operating assets and liabilities, net
    of effects from acquisition:
    Accounts receivable.......................................    (902,289) (1,736,964) (1,058,230)   (184,000) (1,548,033)
    Inventory.................................................          --    (151,502)   (50,115)     57,615       82,682
    Advances--officers........................................     (35,052)    (39,386)     3,580       5,312       (7,230)
    Due from related party....................................      50,000          --         --          --           --
    Other assets..............................................     (21,822)    (65,331)  (104,536)    (58,540)    (238,581)
    Accounts payable..........................................      27,502     394,043     31,254     (55,315)     318,599
    Accrued liabilities.......................................     (34,920)     (4,958)   119,821      26,553       49,907
    Accrued income taxes......................................          --          --    217,000          --       92,556
    Accrued payroll and related costs.........................      46,678     (19,634)   361,220      62,070      (94,479)
    Deferred revenue..........................................      (7,169)    179,226  1,098,738     (59,471)     (94,839)
    Deferred income taxes.....................................          --          --   (152,000)         --           --
                                                                ----------  ----------  ---------  -----------  -----------
      Net cash provided by (used in) operating activities.....  (1,521,134)   (830,044) 2,478,870      34,970   (1,010,476)
                                                                ----------  ----------  ---------  -----------  -----------
Cash flows from investing activities:
  Purchase of property and equipment..........................    (391,541)   (223,061)  (751,425)    (83,574)    (384,896)
  Proceeds from disposal of equipment.........................       4,173          80         --          --           --
  Purchase of software........................................          --          --   (230,181)    (49,977)     (10,249)
  Capitalization of software development costs................     (71,165)    (11,493)  (321,506)         --     (192,996)
  Restricted cash.............................................    (700,000)    700,000         --          --           --
                                                                ----------  ----------  ---------  -----------  -----------
      Net cash provided by (used in) investing activities.....  (1,158,533)    465,526  (1,303,112)   (133,551)   (588,141)
                                                                ----------  ----------  ---------  -----------  -----------
Cash flows from financing activities:
  Proceeds from exercise of stock options.....................          --      25,050         --          --      117,283
  Warrant conversion..........................................      59,400       1,350         --          --       30,019
  Notes receivable............................................     100,000          --         --          --           --
  Proceeds from long-term debt................................          --     300,000    775,000          --           --
  Repayment of long-term debt.................................          --    (568,721)  (300,000)    (10,714)     (38,750)
  Repayment under line of credit..............................          --    (421,342)        --          --           --
                                                                ----------  ----------  ---------  -----------  -----------
      Net cash provided by (used in) financing activities.....     159,400    (663,663)   475,000     (10,714)     108,552
                                                                ----------  ----------  ---------  -----------  -----------
      Net (decrease) increase in cash and cash equivalents....  (2,520,267) (1,028,181) 1,650,758    (109,295)  (1,490,065)
Cash and cash equivalents, beginning of period................   5,336,009   2,815,742  1,787,561   1,787,561    3,438,319
                                                                ----------  ----------  ---------  -----------  -----------
Cash and cash equivalents, end of period......................  $2,815,742  $1,787,561  $3,438,319  $1,678,266   $1,948,254
                                                                ----------  ----------  ---------  -----------  -----------
                                                                ----------  ----------  ---------  -----------  -----------
Cash paid during the period for:
  Income taxes................................................  $       --  $       --  $   6,599   $      --    $      --
  Interest....................................................  $       --  $    2,598  $  28,506   $      --    $      --

    The accompanying notes are an integral part of the financial statements.

                         INNOVATIVE TECH SYSTEMS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     (INFORMATION RELATING TO THREE MONTHS ENDED APRIL 30, 1997 AND 1998 IS
                                   UNAUDITED)

1. DESCRIPTION OF BUSINESS

    The consolidated financial statements include the accounts of Innovative Tech Systems, Inc. (the "Company") and its wholly-owned subsidiaries, which were formed during fiscal year 1997. A third subsidiary, Innovative Tech Systems, Inc. of Delaware, was merged into the Company on January 31, 1998 and the separate coexistence of the subsidiary was terminated. The Company is principally involved in the business of designing, developing and marketing facilities management software products. The Company derives revenues from selling and installing hardware and software for licensed use by clients in diverse industries. The Company's revenues are predominantly generated through sales to customers in the United States.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    INTERIM FINANCIAL INFORMATION (UNAUDITED)

    Interim financial information for three months ended April 30, 1997 and 1998 included herein is unaudited. However, the Company believes the interim financial information includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the results for the interim periods. Operating results for the three months ended April 30, 1998 are not necessarily indicative of the results that may be expected for the year ended January 31, 1999.

    FISCAL YEAR

    The Company's fiscal year ends on January 31. The year ended January 31, 1998 is fiscal 1998. References to years in these financial statements relate to fiscal years rather than calendar years.

    CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

    FINANCIAL INSTRUMENTS

    Financial instruments which are subject to fair value disclosure requirements are included in the financial statements at cost which approximates fair value.

    CONCENTRATION OF CREDIT RISK

    Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of temporary cash investments. The Company restricts investment of temporary cash investments to financial institutions with high credit ratings.

    REVENUE RECOGNITION AND ACCOUNTS RECEIVABLE

    Hardware sales and related costs are recognized as units are delivered. Revenue from the licensing of computer software is recognized when the products are shipped provided there are no significant vendor obligations remaining and collection of the receivable is probable at the time all significant contractual commitments are fulfilled. Revenue under maintenance contracts is recognized ratably over the contract. Revenues from consulting and custom programming services are recognized as the services are performed.

                         INNOVATIVE TECH SYSTEMS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     (INFORMATION RELATING TO THREE MONTHS ENDED APRIL 30, 1997 AND 1998 IS
                                   UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue is reduced for estimated customer returns and allowances. Accounts receivable arising from sales are not collateralized and, as a result, management monitors the financial condition of its customers to reduce the risk of loss. Accounts receivable is reduced for estimated uncollectible accounts. The reserve for uncollectible accounts was $45,000 and $204,790 at January 31, 1997 and 1998, respectively.

    INVENTORIES

    Inventories consist of hardware, accessories and repair parts that are purchased and resold to customers. Inventories are valued at cost, but not in excess of net realizable value. Cost is determined using the first-in, first-out method.

    PROPERTY AND EQUIPMENT

    Property and equipment are carried at cost. Expenditures for major renewals, improvements and betterments are capitalized and minor repairs and maintenance are charged to expense. When assets are sold, the related cost and accumulated depreciation are removed from the accounts and any gain or loss from such disposition is included in operations. Property and equipment is depreciated on the straight-line method over the estimated useful lives of the respective assets, generally over a period of five to seven years for property and equipment and over the lesser of its estimated useful life or the remaining lease term for leasehold improvements. For federal income tax purposes, accelerated depreciation methods are used.

    COMPUTER SOFTWARE

    Internally developed computer software costs and costs of product enhancements are capitalized subsequent to achieving technological feasibility; such capitalization continues until the product becomes available for general release. Maintenance and general upgrades are expensed as incurred. Capitalized software costs are written down to net realizable value if the carrying amount is in excess thereof. Software development costs are amortized on a product-by-product basis over periods of 3 to 5 years. Software amortization was $104,226, $255,835, and $462,064 for the years ended January 31, 1996, 1997 and
1998, respectively, and $103,033 and $130,433 for the three months ended April 30, 1997 and 1998, respectively.

    INCOME TAXES

    The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred income taxes are determined based on temporary differences between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect during the years in which the differences are expected to reverse, and on available tax credits and carryforwards.

    EARNINGS PER SHARE

    In February 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings per Share" ("SFAS 128"). This statement establishes standards for computing and presenting earnings per share. Basic earnings per share is calculated using the average shares of common stock outstanding, while diluted earnings per share reflects the potential dilution that could occur if stock options and warrants were exercised. Stock options and warrants are excluded from the calculation if their effect would be antidilutive. The Company adopted SFAS 128 in the fourth quarter of fiscal 1998.

                         INNOVATIVE TECH SYSTEMS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION RELATING TO THREE MONTHS ENDED APRIL 30, 1997 AND 1998 IS
                                   UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying disclosures. Although these estimates are based on management's best knowledge of current events and actions the Company may undertake in the future, actual results ultimately may differ from those estimates.

    LONG-LIVED ASSETS

    In fiscal 1996, the Company adopted Financial Accounting Standards Board
(FASB) issued Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of". SFAS No. 121 requires the Company to review its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through future cash flows. Any loss would be recognized in the income statement and certain disclosures regarding the impairment would be made in the financial statements. SFAS No. 121 had no material effect on the Company's financial position or results of operations.

    STOCK-BASED COMPENSATION

    In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation", for fiscal years beginning after December 15, 1995. SFAS No. 123 requires companies to either recognize or disclose compensation expense for grants of stock, stock options, and other equity instruments to employees based upon fair value.

    Companies choosing to continue on APB No. 25 are required to disclose pro forma net income and earnings per share data based on fair value for all awards granted in fiscal years beginning after December 15, 1994. The Company has adopted the disclosure requirements and will therefore continue to account for stock-based compensation in accordance with APB No. 25.

    RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1997, the FASB issued SFAS No. 130 "Reporting Comprehensive Income," which establishes standards for reporting and display of comprehensive income and its components (revenue, expense, gains, and losses) in a full set of general-purpose financial statements. The Company will adopt SFAS No. 130 in its fiscal year 1999. Management believes the adoption of SFAS No. 130 will not have a material effect on its consolidated financial statements.

    In June 1997, the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information," regarding operating segments. SFAS No. 131, which is based on the management approach to segment reporting, establishes requirements to report entity-wide disclosures about products and services, major customers, and material countries in which the entity holds assets and reports revenue. SFAS No. 131 requires limited segment data on a quarterly basis. The Company will adopt SFAS No. 131 in the first quarter of fiscal year 1999. Management believes the adoption of SFAS No. 131 will not have a material effect on its consolidated financial statements.

    In October 1997, the American Institute of Certified Public Accountants issued Statement of Position (SOP) 97-2, "Software Revenue Recognition," which provides guidance on applying generally accepted

                         INNOVATIVE TECH SYSTEMS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION RELATING TO THREE MONTHS ENDED APRIL 30, 1997 AND 1998 IS
                                   UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) accounting principles in recognizing revenue on software transactions. The Company will adopt SOP 97-2 in its fiscal year 1999. The Company anticipates that SOP 97-2 will not have a material impact on its consolidated financial statements.

    In March 1998, the American Institute of Certified Public Accountants, issued Statement of Position (SOP) 98-1. "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," which provides guidance concerning the capitalization of costs related to such software. The Company will adopt SOP 98-1 in its fiscal year 2000. The Company anticipates that SOP 98-1 will not have a material impact on its consolidated financial statements.

    In April 1998, the American Institute of Certified Public Accountants issued AICPA Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-Up Activities." This Statement provides guidance on the financial reporting of start-up costs and organization costs and requires that such costs of start-up activities be expensed as incurred. The Company will adopt SOP 98-5 in its fiscal year 2000. The Company has not yet determined the impact, if any, the adoption of the accounting and disclosure provisions of SOP 98-5 will have on the Company's financial statements, results of operations or related disclosure thereto.

3. PROPERTY AND EQUIPMENT

    Property and equipment consists of the following:

                                               FOR THE YEARS ENDED
                                                   JANUARY 31,
                                            --------------------------
                                                1997          1998
                                            ------------  ------------  FOR THE THREE MONTHS
                                                                        ENDED APRIL 30, 1998
                                                                        ---------------------
                                                                             (UNAUDITED)
Computers and office equipment............  $    924,697  $  1,154,863      $   1,426,208
Furniture and fixtures....................       388,356       539,415            569,541
Leasehold improvements....................       218,058       506,586            590,011
Automobiles...............................        10,746        10,746             10,746
                                            ------------  ------------        -----------
                                               1,541,857     2,211,610          2,596,506
Less : Accumulated depreciation...........      (657,056)     (871,147)          (973,517)
                                            ------------  ------------        -----------
                                            $    884,801  $  1,340,463      $   1,622,989
                                            ------------  ------------        -----------
                                            ------------  ------------        -----------

    Depreciation expense was $104,122, $202,392, and $283,343 in fiscal 1996, 1997 and 1998, respectively, and $54,106 and $102,370 in the three months ended April 30, 1997 and 1998, respectively.

                         INNOVATIVE TECH SYSTEMS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION RELATING TO THREE MONTHS ENDED APRIL 30, 1997 AND 1998 IS
                                   UNAUDITED)

4. INCOME TAXES

    The provision for income taxes consists of the following:

                                                           FOR THE YEARS ENDED JANUARY 31,
                                                        --------------------------------------
                                                           1996         1997         1998
                                                        -----------  ----------  -------------
Current taxes:
  Federal.............................................  $        --  $       --  $     860,000
  State...............................................           --          --        187,000
                                                        -----------  ----------  -------------
                                                                 --          --      1,047,000
                                                        -----------  ----------  -------------
Benefit of net operating loss carryforwards:
  Federal.............................................           --          --       (718,000)
  State...............................................           --          --        (93,000)
                                                        -----------  ----------  -------------
                                                                                      (811,000)
                                                        -----------  ----------  -------------
Deferred taxes:
  Federal.............................................           --          --       (142,000)
  State...............................................           --          --        (29,000)
                                                        -----------  ----------  -------------
                                                                 --          --       (171,000)
                                                        -----------  ----------  -------------
                                                        $        --  $       --  $      65,000
                                                        -----------  ----------  -------------
                                                        -----------  ----------  -------------

    The reconciliation of income taxes at the U. S. statutory rate to the provision (benefit) for income taxes for 1996, 1997 and 1998 is as follows:

                                                                              FOR THE YEARS ENDED JANUARY 31,
                                                                           -------------------------------------
                                                                              1996         1997         1998
                                                                              -----        -----        -----
Income taxes at the U. S. statutory rate.................................         (34)%        (34)%         34%
Increase (reduction) in income taxes resulting from:
  State income taxes, net of federal benefit.............................          --           (7)%          7%
  Limitation on the utilization of tax benefits..........................          31%          --           --
  Acquisition accounting differences.....................................          --           56%          11%
  Deferred revenue.......................................................           1%          17%          38%
  Utilization of net operating loss carryforwards........................          --          (36)%        (74)%
  Other, net.............................................................           2%           4%          (9)%
                                                                                   --           --           --
                                                                                   --           --            7%
                                                                                   --           --           --
                                                                                   --           --           --

                         INNOVATIVE TECH SYSTEMS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION RELATING TO THREE MONTHS ENDED APRIL 30, 1997 AND 1998 IS
                                   UNAUDITED)

4. INCOME TAXES (CONTINUED)
    The tax effects of temporary differences which comprise the deferred tax assets and liabilities at January 31, 1997 and 1998 were determined using an effective rate of 41%. Tax effects of temporary differences are as follows:

                                                                      FOR THE YEARS ENDED
                                                                          JANUARY 31,
                                                                  ----------------------------
                                                                      1997           1998
                                                                  -------------  -------------
Deferred tax debits
  Net operating loss carryforwards..............................  $     809,800  $           0
  Deferred revenue..............................................        267,600        719,551
  Other liabilities.............................................         29,200         99,346
  Valuation allowance...........................................     (1,047,700)      (584,197)
                                                                  -------------  -------------
                                                                         58,900        234,700
Deferred tax credits
  Property and equipment........................................        (58,900)       (82,700)
                                                                  -------------  -------------
  Net deferred taxes............................................  $          --  $     152,000
                                                                  -------------  -------------
                                                                  -------------  -------------

    Net deferred tax assets have been recorded to the extent realizable through reversing temporary differences. The remaining net deferred tax assets are offset by a valuation allowance due to the lack of consistent earnings history.

    Income tax expense for the three months ended April 30, 1998 was recorded based upon an estimated tax rate of 33%, which assumes reversal of the valuation allowance against deferred tax assets.

5. LINE OF CREDIT

    The Company has a $1. 5 million line of credit with a bank. The line is payable on demand and bears interest at the rate of prime plus 1/4%. The line is collateralized by all of the assets of the Company. There were no borrowings outstanding under the line of credit at January 31, 1998. The terms of this arrangement contain requirements for maintaining defined levels of working capital, tangible net worth and cash flow. On February 9, 1998, the Company entered into a letter of credit for $102,600 which is supported by the line of credit. All borrowings will be due upon written demand by the bank or November 30, 1998, whichever is earlier. As of January 31, 1998, there were no borrowings under the letter of credit.

    A wholly-owned subsidiary maintained a line of credit with a bank bearing interest at the rate of prime plus 1/2%. The line expired on July 31, 1996, and the outstanding balance of $351,341 was paid in full on August 16, 1996.

6. LONG-TERM DEBT

    In January 1998, the Company refinanced its term loan to $775,000 to finance leasehold improvements and furniture and equipment purchases. The loan is payable in sixty (60) fixed monthly principal payments of $12,917 plus interest at the rate of prime plus 1/4%.

                         INNOVATIVE TECH SYSTEMS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION RELATING TO THREE MONTHS ENDED APRIL 30, 1997 AND 1998 IS
                                   UNAUDITED)

7. COMMITMENTS AND CONTINGENCIES

    The Company leases office facilities, company automobiles and company apartments under operating leases.

    The future minimum rental payments under noncancellable operating leases as of January 31, 1998, are as follows:

                                                                                   OPERATING
                                                                                     LEASES
                                                                                  ------------
1999............................................................................  $    601,840
2000............................................................................       548,000
2001............................................................................       213,706
2002............................................................................        72,114
2003 & thereafter...............................................................        66,603
                                                                                  ------------
                                                                                  $  1,502,263
                                                                                  ------------
                                                                                  ------------

    Rent expense for the years ended January 31, 1996, 1997 and 1998 was $124,164, $313,990 and $632,017, respectively.

    The Company is defendant in various litigation matters in the ordinary course of business, none of which management expect will have a material adverse effect on the Company's financial position or results of operations.

8. SHAREHOLDERS' EQUITY

    The shares of Common Stock and Redeemable Warrants are separately tradable. Each Redeemable Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $2.33 for a period of 60 months commencing July 26, 1995. Each Redeemable Warrant is redeemable by the Company at a redemption price of $.083 per Redeemable Warrant commencing October 26, 1995 upon not less than 30 days prior written notice by the Company, provided that the average closing bid price of the Common Stock equals or exceeds $2.92 for any 20 trading days within a period of 30 consecutive trading days ending on the fifth trading day immediately prior to the notice of redemption.

    On September 30, 1997, the Company obtained consent from its warrant holders to effect a one-for-eight reverse split of the Redeemable Common Stock Purchase Warrants and a one-for-twenty-nine and one-eighth reduction in the exercise price of the warrants. The total number of issued and outstanding Redeemable Common Stock Purchase Warrants was reduced from 10,596,000 to 1,324,500 and the exercise price was reduced to $0.08 from $2.33 per share. As a result, the Company recorded an increase to warrants and accumulated deficit of $789,266.

    Warrant holders exercised 375,251 Redeemable Common Stock Purchase Warrants during the three month period ended April 30, 1998.

    The Company also has outstanding (1) non-redeemable warrants to purchase 390,000 common shares at $2.50 per share which expire July 25, 1999 and (2) warrants to acquire redeemable warrants to purchase 6,750 shares of common stock at a total exercise price of $.09 per share which expire July 25, 1999.

                         INNOVATIVE TECH SYSTEMS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued) (INFORMATION RELATING TO THREE MONTHS ENDED APRIL 30, 1997 AND 1998 IS
                                   UNAUDITED)

8. SHAREHOLDERS' EQUITY (CONTINUED)

    The Board of Directors of the Company approved a three-for-one split of all outstanding shares of Common Stock and all outstanding Redeemable Common Stock Purchase Warrants on August 23, 1995. The three-for-one split was effective on September 18, 1995.

    As a result of the above transactions, all historic share amounts and per share amounts in the accompanying financial statements have been adjusted to reflect the stock split.

    On July 22, 1994, the shareholders of the Company approved the conversion of all Senior Preferred Stock into Common Stock on a one-for-one basis (prior to the reverse stock split) and the authorization of a new class of Preferred Stock with no par value and 200,000,000 authorized shares.

9. STOCK OPTIONS

    The 1994 Stock Option Plan ("Plan") which became effective July 22, 1994 provides for the granting of options to purchase up to an aggregate of 2,175,000 shares of Common Stock. 975,000 of the options were authorized during fiscal year 1995 and 1,200,000 were authorized during fiscal year 1998.

    A summary of the status of the Company's Plan as of January 31, 1996, January 31, 1997 and January 31, 1998 and changes during the years ending on those dates is presented below:

                                                                 NUMBER OF   WEIGHTED AVERAGE
                                                                   SHARES     EXERCISE PRICE
                                                                 ----------  -----------------
Outstanding at January 31, 1995................................     975,000      $    1.67
  Granted......................................................     500,000      $    1.67
                                                                 ----------          -----
Outstanding at January 31, 1996................................   1,475,000      $    1.67
  Granted......................................................      12,500      $    2.13
  Exercised....................................................     (15,000)     $    1.67
  Terminated...................................................    (530,000)     $    1.67
                                                                 ----------          -----
Outstanding at January 31, 1997................................     942,500      $    1.68
  Granted......................................................   1,321,800      $    1.45
  Terminated...................................................    (111,800)     $    1.52
                                                                 ----------          -----
Outstanding at January 31, 1998................................   2,152,500      $    1.55
                                                                 ----------          -----
  Granted......................................................       4,000      $    4.16
  Exercised....................................................     (70,666)     $    1.66
  Terminated...................................................      (1,500)     $    1.25
                                                                 ----------          -----
Outstanding at April 30, 1998..................................   2,084,334      $    1.55
                                                                 ----------          -----
                                                                 ----------          -----
Exercisable at January 31, 1998................................     986,667      $    1.62
                                                                 ----------          -----
                                                                 ----------          -----
Exercisable at April 30, 1998..................................   1,089,313      $    1.55
                                                                 ----------          -----
                                                                 ----------          -----

    These stock options are exercisable in whole or in part, in three (3) equal annual installments, except for two (2) grants, one which vested immediately and the other which vested in two (2) equal installments, with the first such installment exercisable twelve (12) months from the date of the grant, but any such exercise must occur within ten (10) years from the date of grant.

                         INNOVATIVE TECH SYSTEMS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION RELATING TO THREE MONTHS ENDED APRIL 30, 1997 AND 1998 IS
                                   UNAUDITED)

9. STOCK OPTIONS (CONTINUED)
    The Company granted 100,000 options to non-employees as compensation for services rendered. The fair value of the options, $120,000, was charged to expense.

    The Company applies APB 25 and related interpretations in accounting for its plan. Accordingly, no compensation cost has been recognized for stock options. Had compensation costs for stock options been determined based on the fair value at the grant dates for awards under this plan consistent with the method of SFAS 123, the Company's net earnings and net earnings per share would have been reduced to the pro forma amounts indicated as follows:

                                                                         FOR THE YEARS ENDED
                                                                             JANUARY 31,
                                                                       -----------------------
                                                                          1997         1998
                                                                       -----------  ----------
Net Earnings (Loss)
  As Reported........................................................  $  (364,183) $  911,242
  Pro Forma..........................................................  $  (368,000) $  579,558
Net Earnings (Loss) Per Share
  As Reported Basic and Dilutive.....................................  $     (0.03) $     0.08
  Pro Forma Basic and Dilutive.......................................  $     (0.03) $     0.05

    The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for options granted in fiscal 1997 and fiscal 1998: expected volatility of 74% and 92% for the years ended January 31, 1997 and 1998, respectively; no dividend payments are made for the expected terms; expected term of ten years; risk free interest rate on the date of grant with the maturity equal to the expected term; exercise price equal to the fair market value on the grant date.

10. SIGNIFICANT CUSTOMERS

    Revenues from significant customers as a percentage of total revenues were as follows:

                                                   FOR THE YEARS ENDED
                                                       JANUARY 31,
                                          -------------------------------------
CUSTOMER                                     1996         1997         1998
----------------------------------------     -----        -----        -----             FOR THE THREE MONTHS
                                                                                           ENDED APRIL 30,
                                                                                 ------------------------------------
                                                                                       1997               1998
                                                                                 -----------------  -----------------
                                                                                    (UNAUDITED)        (UNAUDITED)
Customer A..............................          --%          --%          17%             --%                 4%
Customer B..............................          --           --           11              --                 --
Customer C..............................          25            6            3               4                  3
Customer D..............................          11            6            2               4                 23
Customer E..............................          16            1             --             2                  2

11. RELATED PARTY TRANSACTIONS

    The Company leases office space under a five year lease at an annual rent of $270,000. The building is owned by a Pennsylvania Limited Partnership owned by William M. Thompson, John M. Thompson and Karen A. Thompson, who are executive officers, directors and significant shareholders of the Company.

    On March 17, 1995, the Company pledged a $700,000 certificate of deposit as collateral for a mortgage loan obtained by Thompson Enterprises, L. P. On January 30, 1997, Thompson Enterprises, L. P.

                         INNOVATIVE TECH SYSTEMS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION RELATING TO THREE MONTHS ENDED APRIL 30, 1997 AND 1998 IS
                                   UNAUDITED)

11. RELATED PARTY TRANSACTIONS (CONTINUED) refinanced the mortgage loan, and the certificate of deposit was released and was classified as cash and cash equivalents in the January 31, 1997 balance sheet.

12. ACQUISITION

    Effective July 26, 1996, a subsidiary of the Company acquired 100% of the outstanding common stock of Facility Management Systems, Inc. ("FMS") in exchange for 645,619 shares of Innovative Tech Common Stock valued at $801,708. The total purchase price aggregated $2,559,739, including acquisition costs and liabilities assumed and was allocated based on relative fair values as follows:

Current assets....................................  $    814,252
Property and equipment............................       251,084
Software development costs........................       923,903
In-process research and development...............       485,000
Other assets......................................        85,500
                                                    ------------
                                                    $  2,559,739
                                                    ------------
                                                    ------------

    The in-process research and development of $485,000 represented the fair value of in-process development projects that had not reached technological feasibility and had no probable alternative future uses, which the Company expensed at the date of the acquisition.

    The results of operations are included in the Company's consolidated financial statements from the date of acquisition. The following unaudited pro forma financial information combines the consolidated results of operations as if the acquisition had occurred as of the beginning of the periods presented. Pro forma adjustments include only the effects of events directly attributed to the transaction that are factually supportable and expected to have a continuing impact.

                                                                      FOR THE YEARS ENDED
                                                                          JANUARY 31,
                                                                  ----------------------------
                                                                      1996           1997
                                                                  -------------  -------------
Revenues........................................................  $   7,224,252  $  10,564,018
Net Loss........................................................  $  (1,220,378) $    (658,248)
Loss per Share..................................................  $        (.12) $        (.06)

    The pro forma financial information does not necessarily reflect the operating results that would have occurred had the acquisition been consummated as of the above dates, nor is such information indicative of future operating results. In addition, the pro forma financial results contain estimates since the acquired business did not maintain information on a period comparable with the Company's fiscal year end.

13. 401(k) PLAN

    Effective January 1, 1996, the Company instituted a 401(k) Plan to cover all eligible employees. The Company makes a matching contribution of $.25 for every dollar a participant contributes on the first 6% contributed, subject to a five
(5) year vesting schedule. The Company made matching contributions of $24,906 and $28,050 for the years ended January 31, 1997 and 1998, respectively.

                         INNOVATIVE TECH SYSTEMS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION RELATING TO THREE MONTHS ENDED APRIL 30, 1997 AND 1998 IS
                                   UNAUDITED)

14. EARNINGS PER SHARE

    Earnings per share have been restated in accordance with Statement of Financial Accounting Standards No. 128, "Earnings per Share." This restatement resulted in no material change from amounts previously reported. Earnings per share are computed as follows:

                                                               FOR THE YEARS ENDED
                                                                   JANUARY 31,
                                                     ----------------------------------------
                                                         1996          1997          1998
                                                     ------------  ------------  ------------      FOR THE THREE MONTHS
                                                                                                     ENDED APRIL 30,
                                                                                               ----------------------------
                                                                                                   1997           1998
                                                                                               -------------  -------------
                                                                                                (UNAUDITED)    (UNAUDITED)
Basic earnings per share:
  Net income (loss) available for common stock.....  $   (858,174) $   (364,183) $    911,242   $    75,045    $   196,139
                                                     ------------  ------------  ------------  -------------  -------------
                                                     ------------  ------------  ------------  -------------  -------------
  Average common stock outstanding.................    10,227,837    10,569,089    10,888,456    10,888,456     11,078,963
Basic earnings (loss) per share....................  $      (0.08) $      (0.03) $       0.08   $      0.01    $      0.02
                                                     ------------  ------------  ------------  -------------  -------------
                                                     ------------  ------------  ------------  -------------  -------------
Diluted earnings per share:
  Net income (loss) available for common stock and
    dilutive securities............................  $   (858,174) $   (364,183) $    911,242   $    75,045    $   196,139
                                                     ------------  ------------  ------------  -------------  -------------
                                                     ------------  ------------  ------------  -------------  -------------
  Average common stock outstanding.................    10,227,837    10,569,089    10,888,456    10,888,456     11,078,963
Additional common shares resulting from
  dilutive securities:
  Stock options....................................            --            --       266,310        50,157      1,327,361
  Warrants.........................................            --            --       428,616            --      1,280,369
                                                     ------------  ------------  ------------  -------------  -------------
  Average common stock and dilutive securities
    outstanding....................................    10,227,837    10,569,089    11,583,382    10,938,613     13,686,693
                                                     ------------  ------------  ------------  -------------  -------------
                                                     ------------  ------------  ------------  -------------  -------------
Diluted earnings (loss) per share..................  $      (0.08) $      (0.03) $       0.08   $      0.01    $      0.01
                                                     ------------  ------------  ------------  -------------  -------------
                                                     ------------  ------------  ------------  -------------  -------------

15. EVENTS (UNAUDITED) SUBSEQUENT TO THE DATE OF THE REPORT OF INDEPENDENT ACCOUNTANTS

    On May 7, 1998, Peregrine Systems, Inc. ("PSI") and the Company entered into a definitive agreement (the "Merger Agreement") pursuant to which PSI will acquire Innovative Tech in a tax-free merger in which a wholly-owned subsidiary of PSI will merge with and into the Company, with the Company being the surviving corporation. Accordingly, following the merger, the Company will become a wholly-owned subsidiary of PSI.

    Pursuant to the Merger Agreement, holders of shares of the Company's Common Stock will receive 0.2341 shares of PSI's Common Stock for each share of the Company's Common Stock held by them in a tax-free, stock-for-stock exchange. PSI expects to issue approximately 3.19 million shares of its Common Stock in exchange for all of the outstanding equity securities of the Company.

    Consummation of the merger is subject to customary closing conditions, including the approval of the merger by the stockholders of the Company, and the registration with the Securities and Exchange Commission of the PSI shares to be issued. The acquisition is expected to be consummated during the calendar quarter ending September 30, 1998.